UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

SLB N.V. (SLB LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A. 77056

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2025, the Board of Directors (the “Board”) of SLB Limited (“SLB” or the “Company”) elected Ms. Mamatha Chamarthi to serve as a member of the Board, effective immediately. Ms. Chamarthi will also serve on the Board’s Audit Committee and Energy Innovation and Technology Committee. There are no transactions with Ms. Chamarthi that would be reportable under Item 404(a) of Regulation S-K.

Ms. Chamarthi brings innovative technology and transformation experience to the Board. Ms. Chamarthi is the Senior Vice President and Chief Digital Officer of The Goodyear Tire & Rubber Company, a position she has held since July 2024. Prior to Goodyear, Ms. Chamarthi was the Head of Software Business & Product Management (Global, Americas, Asia) at Stellantis N.V. from May 2021 to July 2024, and its Chief Information Officer – North America and Asia Pacific from April 2019 to May 2021. Ms. Chamarthi served on the Board of Directors of ChampionX Corporation (“ChampionX”) from 2018 until its acquisition by SLB in July 2025. Ms. Chamarthi was a member of ChampionX’s Audit Committee at the time of the acquisition and previously served on its Compensation Committee.

Ms. Chamarthi will serve as a director until the next annual general meeting of SLB’s shareholders, at which meeting she will be subject to re-election. In addition, Ms. Chamarthi will be compensated under the Company’s current director compensation program, prorated based on date of appointment, and she is expected to enter into the Company’s standard director indemnity agreement previously filed by the Company.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On October 10, 2025, the Board adopted the Amended and Restated By-Laws of the Company (as amended and restated from time to time, the “By-Laws”) to reflect the Company’s new name, following the October 7, 2025, amendment to the Company’s Articles of Incorporation.

The By-Laws became effective immediately upon their adoption by the Board. This description of the amendment to the By-Laws is qualified in its entirety by reference to the text of the By-Laws, a copy of which is included as Exhibit 3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3	Amended and Restated By-Laws of SLB Limited (SLB N.V.), as amended and restated on October 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLB LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: October 10, 2025